SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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HANSBERGER INSTITUTIONAL SERIES

(Name of Registrant as Specified In Its Charter)

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HANSBERGER INSTITUTIONAL SERIES

International Value Fund
Emerging Markets Fund
International Growth Fund
International Core Fund

401 East Las Olas Boulevard, Suite 1700
Fort Lauderdale, FL 33301

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

JANUARY 30, 2007

A special meeting (the “Meeting”) of the shareholders of the International Value Fund, Emerging Markets Fund, International Growth Fund and International Core Fund (each a “Fund” and, together, the “Funds”) each a series of the Hansberger Institutional Series (the “Trust”) will be held at 10:00 a.m. on February 28, 2007 at the offices of Hansberger Global Investors, Inc. (“Hansberger”), at 401 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, FL 33301 to consider the following proposals (each, a “Proposal”):

1.	To elect five trustees to the Board of Trustees of the Trust;

2.	To approve a new advisory agreement for each Fund between Hansberger and the Trust; and

3.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

Shareholders are being asked to approve a new investment advisory agreement for each Fund because the current advisory agreement between Hansberger and the Trust, on behalf of each Fund, will terminate if and when a change of control occurs in Hansberger Group, Inc. (“HGI”), Hansberger’s parent company, resulting from the transfer of ownership of a controlling interest in HGI to IXIS Asset Management US Group, L.P.

Shareholders of record as of the close of business on January 16, 2007 are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. Shareholders of all Funds will vote together on Proposal 1. Shareholders of each Fund will vote separately on Proposal 2. Proposal 2 will be effected as to a particular Fund only if that Fund’s shareholders approve the Proposal.

In the event that a quorum is present but sufficient votes in favor of a Proposal have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies as to any Proposal. Any adjournment of the Meeting for the further solicitation of proxies as to a Proposal will require the affirmative vote of a majority of the total number of shares of the relevant Fund that are present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote those proxies they are entitled to vote in their discretion as to any such adjournment. A shareholder vote may be taken on any Proposal in this Proxy Statement prior to such adjournment. Such vote will be considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other Proposal.

By order of the Board of Trustees,

Thomas L. Hansberger, President

January 30, 2007

PLEASE RESPOND. YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE OR COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

HANSBERGER INSTITUTIONAL SERIES

International Value Fund
Emerging Markets Fund
International Growth Fund
International Core Fund

401 East Las Olas Boulevard, Suite 1700
Fort Lauderdale, FL 33301
TELEPHONE NO. 800-414-6927

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of the Hansberger Institutional Series (the “Trust”) from the shareholders of the International Value Fund, Emerging Markets Fund, International Growth Fund and International Core Fund (each a “Fund” and, together, the “Funds”) for use in connection with a special meeting (the “Meeting”) of shareholders of the Funds. The Meeting has been called to be held at 10:00 a.m. on February 28, 2007 at the offices of Hansberger Global Investors, Inc. (“Hansberger” or the “Adviser”), 401 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, FL 33301. The Meeting notice, this Proxy Statement and proxy card are being sent to shareholders of record as of the close of business January 16, 2007 (the “Record Date”) beginning on or about January 30, 2007. Please read this Proxy Statement and keep it for future reference. Each Fund has previously sent its annual report dated December 31, 2005 and its semi-annual report dated June 30, 2006 to its shareholders. A copy of each Fund’s most recent annual report and semi-annual report may be obtained without charge by writing to, or calling, the Trust at the address and telephone number listed above. If you have any questions regarding this Proxy Statement, please call 1-800-332-7449.

The following table describes the proposals (each, a “Proposal”) to be considered by shareholders and the Funds that will be asked to vote on the Proposals:

Proposal	Funds Solicited
1. To elect five trustees to the Board of Trustees of the Trust.	All Funds
2. To approve a new advisory agreement between Hansberger and the Trust, on behalf of each Fund.	All Funds
3. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.	All Funds

Shareholders of record on the Record Date are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. Shareholders of all Funds will vote together on Proposal 1. Shareholders of each Fund will vote separately on Proposal 2. Proposal 2 will be effected as to a particular Fund only if that Fund’s shareholders approve the Proposal.

The Board recommends that you vote “FOR” each Proposal.

PROPOSAL I
ELECTION OF TRUSTEES OF THE TRUST

At the Meeting, shareholders of the Funds will be asked to elect five (5) trustees (each a “Trustee” and collectively the “Trustees”) to the Board. Pursuant to the Trust’s Amended and Restated Declaration of Trust dated July 25, 1996 as amended and restated on October 4, 1996 (the “Declaration of Trust”), Trustees are elected to serve indefinitely until termination of the Trust or the Trustee’s death, resignation, removal or retirement, whichever occurs first.

The nominees are listed below. All of the nominees are currently Trustees of the Trust. Thomas L. Hansberger, Kathryn B. McGrath and William F. Waters were elected to the Board in October 1996. Edward M. Tighe was appointed to the Board in July 2000 and Ramon A. Rodriguez was appointed to the Board in June 2005. Thomas L. Hansberger is the only nominee who is an “interested person” of the Trust (an “Interested Person”) within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), due to the fact that he is an officer and the controlling shareholder of the Adviser. He is referred to as an “Interested Trustee.” Each of the remaining four nominees is not an Interested Person of the Adviser or the Trust within the meaning of the

1940 Act and is referred to as an “Independent Trustee.” Each Trustee currently oversees 5 portfolios in the Trust.

The persons named as proxies on the enclosed proxy card(s) will vote for the election of each nominee unless authority to vote for any or all of the nominees is withheld in the proxy. All of the nominees listed below have consented to serve as Trustees, if elected. In case a nominee shall be unable or shall fail to act as a Trustee by virtue of an unexpected occurrence, persons named as proxies will vote in their discretion for such other nominee or nominees as the current Trustees may recommend. The following table presents certain information about the nominees. The mailing address for each nominee is 401 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301.

Nominees:

Name and Address	Offices with the Trust	Term of Office and Length of Time Served**	Principal Occupation During the Past Five Years	Number of Funds in Trust Complex Overseen by Trustee	Other Directorships Held by Trustee
Interested Trustee
Thomas L. Hansberger* (73) 401 East Las Olas Blvd. Fort Lauderdale, FL	President and Trustee	President and Trustee since 1996	Director, Chief Executive Officer, Chairman, and Treasurer, Hansberger Global Investors, Inc., 1994 to present; Director, Chief Executive Officer, President and Treasurer, Hansberger Group, Inc., 1999 to present; Director, Hansberger Global Investors (HK) Limited, 1997 to present; General Partner of SLW Family LP	5	None
Independent Trustees
Kathryn B. McGrath, Esq. (62) 401 East Las Olas Blvd. Fort Lauderdale, FL	Trustee	Trustee since 1996	Partner, Mayer, Brown, Rowe & Maw, LLP, 2005 to present; Partner, Crowell & Moring LLP, 2002 to 2005; Partner, Morgan, Lewis & Bockius LLP, 1990 to 2002.	5	None

Name and Address	Offices with the Trust	Term of Office and Length of Time Served**	Principal Occupation During the Past Five Years	Number of Funds in Trust Complex Overseen by Trustee	Other Directorships Held by Trustee
Independent Trustees (Continued)
William F. Waters, Esq. (74) 401 East Las Olas Blvd. Fort Lauderdale, FL	Trustee	Trustee since 1996	Retired; former Senior Vice President, Merrill Lynch, & Co., Inc., 1957 to 1996; CEO of Merrill Lynch’s International Private Banking Group, 1984 to 1996.	5	Director, Permal Asset Management Family of Funds (off-shore funds); Director, W.P. Stewart & Co. Growth Fund, Inc. (registered mutual fund).
Edward M. Tighe (64) 401 East Las Olas Blvd. Fort Lauderdale, FL	Lead Trustee	Trustee since 2000	Retired; former Chief Executive Officer, Asgard Group, 2002 to 2004; CEO, JBE Technology Group, Inc., 2001 to 2003; President, Global Fund Services, 1993 to 2000; CEO, President, Citgo Technology Management, 1992 to 2000.	5	Director, Ivy Funds (27 funds) 1999–present.
Ramon A. Rodriguez (61) 401 East Las Olas Blvd. Fort Lauderdale, FL	Trustee	Trustee since 2005	Executive, Crowe, Chizek and Company LLC, May 2006 to present; Chief Executive Officer, President, CPA, Madsen, Sapp, Mena, Rodriguez & Co., 1971 to May 2006.	5
Director, DME Corporation (aerospace & defense manufacturer & contractor), 1977 to present; Director, Republic Services, Inc. (solid waste company), 1999 to present; Director, Bancshares of Florida, Inc. (bank holding company), 2002 to present.

*	Thomas L. Hansberger is an “interested” Trustee of the Trust for purposes of the 1940 Act. Mr. Hansberger is the Chief Executive Officer, Chairman and Treasurer of the Adviser.

**	Each Trustee shall serve indefinitely until termination of the Trust or the Trustee’s death, resignation, removal or retirement, whichever occurs first.

From January 1, 2005 until December 31, 2006, none of the Independent Trustees purchased or sold in excess of one percent of the outstanding securities of Hansberger, or any person directly or indirectly controlling, controlled by or under common control with the Adviser.

Responsibilities of the Board of Trustees

The Board has responsibility for the overall management and business of the Trust, including general supervision and review of its investment activities. The Board approves all significant agreements between the Trust and the persons or companies who furnish services to the Trust. The Board has delegated the day-to-day operations of the Trust to the Adviser and State Street Bank and Trust Company, the Funds’ administrator. The Board held four regular meetings during the Trust’s most recent fiscal year ended December 31, 2006. Each Trustee then in office attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the Trustee served.

Standing Board Committees

The Board has a standing Audit Committee. The following Trustees sit on the Trust’s Audit Committee: Mr. Ramon Rodriguez (Chairperson), Ms. Kathryn B. McGrath, Mr. Edward Tighe and Mr. William Waters. The primary function of the Audit Committee, which operates pursuant to a written charter, is to assist the Board in fulfilling its oversight responsibilities by: (i) recommending the selection of the Trust’s independent public accounting firm; (ii) reviewing and approving the scope of the independent public accounting firm’s activities; (iii) reviewing the financial statements which are certified by the independent public accounting firm; and (iv) reviewing with the independent public accounting firm the adequacy of the Trust’s basic accounting system and the effectiveness of the Trust’s internal accounting controls. The Audit Committee met four times during the fiscal year ended December 31, 2006.

The Board has a Nominating and Governance Committee. The following Trustees sit on the Trust’s Nominating and Governance Committee: Ms. Kathryn B. McGrath (Chairperson), Mr. Thomas L. Hansberger, Mr. Ramon Rodriguez, Mr. Edward Tighe and Mr. William Waters. Mr. Hansberger, the only Interested Trustee on the Committee, does not participate in the selection and nomination of Independent Trustee candidates or any discussion or review of Trustee compensation. The primary function of the Nominating and Governance Committee is to recommend nominees to the full Board for election to the Board of Trustees. The Committee also makes recommendations to the full

Board on nominations for membership on all committees of the Board and reviews committee assignments periodically and reports the results of its review to the Board. The Committee reviews as necessary the responsibilities of all committees of the Board and (i) whether there is a continuing need for each committee, (ii) whether there is a need for additional committees and (iii) whether existing committees should be combined or reorganized. The Committee recommends any changes it determines are appropriate to the full Board. The Committee also (i) oversees the Trust’s policies and procedures regarding compliance with corporate governance policies; (ii) periodically reviews the Board governance procedures of the Trust and recommends any appropriate changes to the Board; and (iii) considers and oversees the selection and retention of legal counsel to the Independent Trustees and the independence of such counsel. The Nominating and Governance Committee was established in May 2006 and therefore met only once during the fiscal year ended December 31, 2006. The Nominating and Governance Committee operates pursuant to a written charter which is included as Appendix A to this Proxy Statement.

While the Nominating and Governance Committee is solely responsible for the selection and nomination of potential candidates to serve on the Board, the Nominating and Governance Committee will consider candidates recommended by the Trust’s shareholders if submitted in writing and addressed to the Committee at the Trust’s offices. In considering a candidate’s qualifications, the Committee will consider, at a minimum, the potential candidate’s educational background, business or professional experience, and reputation. In addition, all trustee candidates must demonstrate an ability and willingness to make the time commitment, including personal attendance at Board meetings, necessary to function as an effective trustee. The Committee may seek suggestions for candidates for nomination as Trustees from any persons or sources it deems appropriate and will evaluate each candidate in the same manner, irrespective of the source that provided the suggestion.

Limitation of Trustees’ Liability

The Declaration of Trust provides that a Trustee shall be liable only for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office but will not be liable for errors of judgment or mistakes of fact or law. The Declaration of Trust also provides that the Trust will indemnify its Trustees (current and former) against liabilities and all expenses reasonably incurred or paid in connection with any claim, action, suit or proceeding in which they may be involved as a party or otherwise by virtue of their offices with the Trust and against amounts paid or incurred in settlement thereof unless it is determined in the manner provided in the Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the Trust. However, nothing in the Declaration of Trust shall protect or indemnify a Trustee against any liability for his or her willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

Effective January 1, 2006, the Trust pays each Independent Trustee an annual retainer of $12,000, plus a meeting fee of $3,000 for attendance at each Board meeting. Effective January 1, 2007, the Trust will pay each Independent Trustee an annual retainer of $15,000, plus a meeting fee of $3,750 for attendance at each Board meeting. In addition, the Trust reimburses each Independent Trustee for all reasonable out-of-pocket expenses incurred traveling to and attending such meetings, as well as other reasonable out-of-pocket expenses related to the business of the Trust. No additional compensation is paid for service as Lead Trustee or for serving on a Committee of the Trust. Other officers and Trustees receive no compensation or expense reimbursement from the Trust. For the fiscal year ending December 31, 2006, the Trust paid the following amounts to Trustees and officers of the Trust:

Name of Person, Position	Aggregate Compensation From Registrant for Fiscal Year Ended 2006	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefit Upon Retirement	Total Compensation from Registrant and Fund Complex Paid to Trustees for Fiscal Year Ended 2006
Kathryn B. McGrath, Trustee	$24,000	N/A	N/A	$24,000 for service on one board
Ramon A. Rodriguez, Trustee	$24,000	N/A	N/A	$24,000 for service on one board
Edward Tighe, Trustee	$24,000	N/A	N/A	$24,000 for service on one board
William F. Waters, Trustee	$24,000	N/A	N/A	$24,000 for service on one board

The Trustees, as of December 31, 2006, beneficially owned the following ranges of equity securities of the Trust and, on an aggregate basis, equity securities in any registered investment companies overseen by the Trustees within the same Fund Complex:

Name of Trustee	Dollar Range of Equity Securities in the Trust	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Interested Trustees
Thomas L. Hansberger	Emerging Markets Fund: $50,001–$100,000	$50,001–$100,000
Independent Trustees
Kathryn B. McGrath, Esq.	Emerging Markets Fund: $10,001–$50,000	$50,001–$100,000
International Value Fund: $10,001–$50,000
International Growth Fund: $10,001–$50,000

Ramon A. Rodriguez	None	None

William F. Waters, Esq.	None	None

Edward M. Tighe	Emerging Markets Fund: $10,001–$50,000	$0–$50,000
International Value Fund: $10,001–$50,000
International Growth Fund: $10,001–$50,000

Beneficial Ownership by Proposed Independent Trustees in Affiliates.   Except as described herein with respect to Mr. Hansberger and his immediate family, no Trustee and his or her immediate family members beneficially owned shares of the Adviser, the Trust’s principal underwriter or any other person directly or indirectly controlling, controlled by, or under common control with the Adviser or the Trust’s principal underwriter as of December 31, 2005.

Trust Officers.  The following table presents certain information about the executive officers of the Trust. Each officer serves an indefinite term, until his or her successor is elected.

Name and Address	Offices with the Trust	Term of Office and Length of Time Served	Principal Occupation During the Past Five Years
Wesley E. Freeman (56) 401 East Las Olas Blvd. Fort Lauderdale, FL	Vice President	Vice President since 1996	Managing Director of Institutional Marketing, Hansberger Global Investors, Inc., 1996 to present; Director, Hansberger Global Investors, Inc., 2000 to present.
Thomas A. Christensen, Jr. (36) 401 East Las Olas Blvd. Fort Lauderdale, FL	Treasurer	Treasurer since 1996	CFO, 1998 to present; Vice President and Controller, 1996 to 1998 Hansberger Global Investors, Inc.; CFO of Hansberger Group, Inc. from 1999 to present.
Susan H. Moore-Wester (49) 401 East Las Olas Blvd. Fort Lauderdale, FL	Chief Compliance Officer	Chief Compliance Officer since 2005
Chief Compliance Officer, Hansberger Global Investors, Inc., 2005 to present; Securities Compliance Examiner, U.S. Securities and Exchange Commission-Southeast Regional Office, 2003 to 2005; Portfolio Compliance Manager, Franklin Templeton Investments, 1996 to 2003.

Name and Address	Offices with the Trust	Term of Office and Length of Time Served	Principal Occupation During the Past Five Years
Ryan M. Louvar (34) 2 Avenue de Lafayette, 6th Floor Boston, MA 02111	Assistant Secretary	Assistant Secretary since 2005	Vice President and Counsel, State Street Bank & Trust Company, 2005 to present; Counsel, BISYS Fund Services, 2000 to 2005.

Share Ownership.  As of the Record Date, each executive officer, Independent Trustee and Interested Trustee individually, and the officers, Independent Trustees and Interested Trustee as a group, owned beneficially less than 1% of the outstanding shares of each Fund. Please see Appendix C for a list of those persons who, as of the Record Date, owned of record or beneficially 5% or more of the outstanding shares of the Funds.

Independent Public Accountants

The Audit Committee and the Board selected the independent public accounting firm of PricewaterhouseCoopers LLP (“PwC”) to serve as independent public accountants of the Trust for the current fiscal year. Representatives of PwC are not expected to be present at the Meeting, but will have the opportunity to make a statement if they wish, and will be available should any matter arise requiring their presence.

Fees Paid to PwC.  The aggregate fees paid to PwC for professional services rendered by PwC for the audit of the Trust’s annual financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 were:

	2005	2004
Audit Fees (a)	$178,600	$125,980
Audit Related Fees (b)	16,530	15,750
Tax Fees (c)	19,480	14,175
All Other Fees (d)	—	—

(a) Audit Fees

These fees relate to professional services rendered by PwC for the audits of the Funds’ annual financial statements or services normally provided by an independent public accountant in connection with statutory and regulatory filing or engagements. These services include the audits of the financial statements of the Funds, issuance of consents, income tax provision procedures and assistance with review of documents filed with the Securities and Exchange Commission.

(b) Audit Related Fees

These fees relate to assurance and related services by PwC in connection with June 30, 2005 and 2004 semi-annual financial statements.

(c) Tax Fees

These fees relate to professional services rendered by PwC for tax compliance, tax advice and tax planning. The tax services provided by PwC related to the review of the Funds’ federal and state income tax returns, review of excise tax calculations and returns, and a review of the Funds’ calculations of capital gains and income distributions.

(d) All Other Fees

These fees relate to products and services provided by PwC other than those reported under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees”.

Audit Committee Pre-Approval Policies and Procedures

The Funds’ Audit Committee is required to pre-approve non-audit services that meet both the following criteria:

i)  The services directly relate to the Funds’ operations and financial reporting; and

ii)  The services rendered by PwC to the Adviser or entities in a control relationship with the advisor (“service affiliate”) that provides ongoing services to the Funds.

	2005	2004
Audit Fees (a)	—	—
Audit Related Fees (b)	—	—
Tax Fees (c)	—	—
All Other Fees (d)	$54,000	—

There were no amounts that were approved by the Audit Committee pursuant to the de minimus exception (Rule 2-01(c)(7) of Regulation S-X) for the fiscal years ended December 31, 2005 and 2004.

PwC did not bill the Trust for any other non-audit services for the fiscal years ended December 31, 2005 and 2004 other than as disclosed above.

The aggregate non-audit fees billed by PwC for services rendered to the Adviser and service affiliates for the fiscal years ended December 31, 2005 and 2004 were $108,500 and $41,562, respectively. These amounts include fees for non-audit services required to be pre-approved and fees for non-audit services that did not require pre-approval since they did not relate to the Funds’ operations and financial reporting.

The Trust’s Audit Committee has considered whether the provisions for non-audit services to the Funds’ adviser and service affiliates that did not require pre-approval, is compatible with maintaining PwC’s independence.

THE TRUSTEES OF THE TRUST RECOMMEND THAT THE SHAREHOLDERS VOTE TO ELECT EACH OF THE NOMINEES.

II.	THE PROPOSAL: APPROVAL OF A NEW ADVISORY AGREEMENT FOR EACH FUND

Overview and Related Information

On November 16, 2006, the Trustees approved a new advisory agreement for each Fund between Hansberger and the Trust, on behalf of each Fund (the “New Advisory Agreement”), a form of which is attached to this Proxy Statement as Appendix B, and are recommending that shareholders of each Fund approve the New Advisory Agreement for their Fund. As described below, the New Advisory Agreement is substantially similar to the advisory agreement currently in effect between Hansberger and the Trust on behalf of each Fund (the “Current Advisory Agreement”).

Hansberger currently serves as adviser to each Fund. Hansberger manages the investment portfolio of each of the International Value Fund, Emerging Markets Fund, International Growth Fund and International Core Fund. The reason the Trustees are proposing the New Advisory Agreement for each Fund is that the Current Advisory Agreement will terminate if and when a proposed change of control occurs in Hansberger Group, Inc. (“HGI”), Hansberger’s parent company, resulting from the transfer of ownership of a controlling interest in HGI to IXIS Asset Management US Group, L.P. (“IAMG”) (the “Transaction”). The 1940 Act states that an advisory agreement of a mutual fund must provide for its automatic termination in the event of its “assignment” (as that term is defined in the 1940 Act), such as when a controlling block of the Fund’s investment adviser’s securities is transferred resulting in a change in management or control of the investment adviser. Under the 1940 Act, a mutual fund generally cannot enter into an advisory contract, such as the New Advisory Agreement, unless the shareholders of that fund vote to approve the new agreement. At the Meeting, shareholders will be asked to consider and approve the New Advisory Agreement for each Fund. The Trustees have carefully considered the matter, and have concluded that it is appropriate to approve the New Advisory Agreement for each Fund, so that Hansberger can continue, following the Transaction, to manage each Fund on the same terms as are now in effect. The Funds’ advisory fee rates will not increase as a result of this Transaction.

Information Regarding Hansberger and Description of the Transaction

Hansberger, located at 401 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301, is a Delaware corporation. Hansberger is wholly owned by HGI, also a Delaware corporation. As of October 31, 2006, HGI had approximately $9 billion in assets under management. IAMG, an indirect parent company of the Funds’ distributor, IXIS Asset Management Distributors, L.P. (“IXIS Distributors”), currently owns approximately 28% of the outstanding common stock and retains 24.99% of the voting interest of HGI. Mr. Thomas L. Hansberger, Chairman and Chief Executive Officer of HGI and Hansberger, directly and through a family limited partnership that he controls, currently owns approximately 49% of the outstanding common stock of HGI. The principal business address of Mr. Hansberger is 401 East Las Olas Boulevard, Fort Lauderdale, Florida 33301. Certain of Mr. Hansberger’s shares are encumbered by option or deferred share unit agreements with employees of HGI or Hansberger. Employees of HGI (other than Mr. Hansberger) and third-party investors hold, respectively, approximately 2% and 20% of HGI’s outstanding common stock (before giving effect to the issuance of shares of common stock in connection with the exercise of stock options or the vesting of deferred share unit agreements).

Names, Addresses and Principal Occupations of Each Director of Hansberger

Name	Address	Principal Occupation
Thomas L. Hansberger	401 East Las Olas Blvd., Suite 1700 Fort Lauderdale, FL 33301	Chairman/CEO/Treasurer of Hansberger; Director/CEO/President of HGI; Director of HGI (HK) Ltd.; General Partner of SLW Family LP

Ronald W. Holt, Jr.	401 East Las Olas Blvd., Suite 1700 Fort Lauderdale, FL 33301	President and Managing Director of Research of Hansberger

Name	Address	Principal Occupation

Wesley E. Freeman	401 East Las Olas Blvd., Suite 1700 Fort Lauderdale, FL 33301	Director/Managing Director of Institutional Marketing of Hansberger/Member- Management Committee

Pursuant to a Stock Purchase Agreement dated as of November 15, 2006, IAMG has agreed to purchase all of the shares of common stock of HGI owned or controlled by Mr. Hansberger and non-employee, third party investors (collectively, the “Sellers”). Upon consummation of the Transaction, IAMG would hold approximately 72% of the common stock of HGI on a fully-diluted basis (and would have the right to vote all of those shares). If the Transaction is consummated, Mr. Hansberger will not hold any shares of common stock of HGI. In addition, in connection with the acquisition of stock from Mr. Hansberger and third-party investors, IAMG will offer to purchase all shares held by employees of HGI or Hansberger, including shares obtained through the exercise of deferred stock units or options. If all employees tendered their shares, IAMG’s ownership interest in HGI could increase to as much as 100%, although certain employees would own restricted stock units with respect to HGI shares which, if vested, would amount to 12% of the common stock of HGI. Mr. Hansberger would continue to serve as Chairman of HGI, and Ronald W. Holt, Jr. would become its President and Chief Executive Officer. Otherwise, the Transaction is not expected to result in a change in the personnel or operations of Hansberger or in any changes in the investment approach of Hansberger with respect to the Funds.

The Transaction will not occur unless various conditions are satisfied. One of these conditions is the approval of or consent to the Transaction by, certain investment advisory clients of Hansberger. Because of this condition, approval or disapproval by any Fund’s shareholders of the New Advisory Agreement, taken together with the other clients’ consents or approvals, could affect whether or not the Transaction occurs. HGI currently expects that the Transaction will occur during the first quarter of 2007, but the Transaction could be delayed. If for some reason the Transaction does not occur, the automatic termination of the Current Advisory Agreement will not occur and the New Advisory Agreement will not be entered into, even if it has been approved by a Fund’s shareholders.

Considerations Under the 1940 Act

Section 15(f) of the 1940 Act provides that when a sale of securities or a controlling interest in an investment adviser to a fund occurs, the investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the change in control as long as two conditions are satisfied.

The first condition specifies that no “unfair burden” may be imposed on the funds as a result of the transaction relating to the change of control, or any express or implied terms, conditions or understandings. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor adviser), or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the funds or their security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the investment company (other than fees for bona fide principal underwriting services). The second condition specifies that, during the three-year period immediately following consummation of the transaction, at least 75% of the Fund’s Board of Trustees must be Independent Trustees. IAMG will use its reasonable efforts to ensure compliance with the provisions of Section 15(f) of the 1940 Act in respect of the Transaction. In this regard, IAMG will conduct its business so as to enable, insofar as within the control of IAMG (i) for a period of three years from the closing of the Transaction, at least 75% of the members of the Board of the Trustees of each of the Funds not to be “interested persons” (as that term is defined in the 1940 Act) of the investment adviser of the Funds, or of the Sellers, and (ii) for a period of two years after the closing of the Transaction, there will not be imposed an “unfair burden” (as that term is defined in the 1940 Act) on any Funds as a result of the Transaction. However, if IAMG obtains an order from the SEC exempting it from the provisions of Section 15(f) of the 1940 Act, while still maintaining the “safe harbor” provided by Section 15(f), then IAMG may act in a manner consistent with such order.

Description of the New Advisory Agreement

Hansberger has acted as adviser for the Funds since the inception of each Fund, and currently acts as each Fund’s adviser pursuant to the Current Advisory Agreement dated October 17, 1996, as amended on May 11, 2000, September 4, 2003 and October 5, 2004. The Trustees of the Trust approved the Current Advisory Agreement at a meeting held on October 4, 1996 and last approved the continuance of the Current Advisory Agreement at a meeting held on September 8, 2006. The initial shareholder of each Fund approved the Fund’s Current Advisory Agreement on October 4, 1996 in connection with commencement of investment operations of the Funds. Under the New Advisory Agreement, Hansberger will provide the same services to the Funds as under the Current Advisory Agreement.

Comparison of Current Advisory Agreement and New Advisory Agreement

The terms of each New Advisory Agreement, including fees payable to Hansberger by each Fund thereunder, are substantially similar to those of the Current Advisory Agreement, except for the effective and termination dates. The New Advisory Agreement will continue in effect from year to year thereafter if such continuance is approved for the Funds at least annually in the manner required by the 1940 Act and the rules and regulations thereunder. For a complete understanding of the New Advisory Agreement, please refer to the form of New Advisory Agreement provided as Appendix B. The next several paragraphs briefly highlight some important provisions contained in the New Advisory Agreement.

Advisory Services.  The services to be provided by Hansberger to each Fund under the New Advisory Agreement will be identical to those services that were provided by Hansberger to each Fund under the Current Advisory Agreement. Both the Current Advisory Agreement and the New Advisory Agreement provide that Hansberger, under the Trustees’ supervision, will (i) decide what securities to buy and sell for each Fund’s portfolio and (ii) select brokers and dealers to carry out portfolio transactions for each Fund.

Expenses.  The provisions of the New Advisory Agreement regarding expenses are identical to the provisions of the Current Advisory Agreement. Under the terms of the Current Advisory Agreement and New Advisory Agreement, Hansberger will bear all expenses incurred by it in the performance of its duties. The Trust and each Fund shall be responsible for custody fees and other charges and expenses of each Fund’s operations such as compensation of the Trustees, independent accountants and legal counsel.

Compensation.  Hansberger will receive compensation at the same rates under the provisions of the Current Advisory Agreement and the New Advisory Agreement. Under the Current Advisory Agreement, the annual advisory fee rate payable to Hansberger with respect to each Fund and the aggregate fee paid to Hansberger for the Fund’s most recent fiscal year were as follows:

Fund	Advisory Fee (as a percentage of average daily net assets)		Advisory fees paid for the fiscal year ended 12/31/05
International Value Fund	0.75%(1)		$1,965,639

International Growth Fund	0.75%(1	) (2)	$607,345

Fund	Advisory Fee (as a percentage of average daily net assets)	Advisory fees paid for the fiscal year ended 12/31/05

Emerging Markets Fund	1.00%(1)	$2,923,912

International Core Fund	0.75%(1)	22,922

(1)	Hansberger has provided a letter agreement to the International Value Fund, Emerging Markets Fund, International Growth Fund and International Core Fund whereby Hansberger will waive a portion of its management fee (and, to the extent necessary, bear other expenses) if total expenses, not including brokerage, interest, taxes, deferred organizational and extraordinary expenses, exceed 1.00% and 1.15% (1.25% and 1.40% for the Emerging Markets Fund) for the Institutional and Advisor Class shares of each Fund, respectively. The letter agreement will continue in effect through April 30, 2008.

(2)	Hansberger has voluntarily agreed to provide a breakpoint in the advisory fee of the International Growth Fund such that Hansberger will reduce its management fee from 0.75% to 0.70% on the combined assets of the International Growth Fund and the ING International Capital Appreciation Fund (a registered fund that is sub-advised by Hansberger). This breakpoint may be discontinued at any time. Hansberger does not have a present intent of discontinuing the breakpoint as a result of the Transaction.

Hansberger will execute a new letter agreement with the same terms and limitations with respect to any Fund that approves the New Advisory Agreement.

Duration and Termination of the Agreement.  The Current Advisory Agreement for each Fund originally was in effect for an initial term and could be continued thereafter for successive one year periods if such continuance was specifically approved at least annually (i) by the Trustees or by vote of a majority of the outstanding voting securities of the Fund, and (ii) by vote of a majority of the Independent Trustees. The New Advisory Agreement provides that it will continue in effect for an initial one year period and, after that, it will continue in effect from year to year as long as the continuation is approved at least annually in the manner described above.

The Current Advisory Agreement and New Advisory Agreement provide that each may be terminated without penalty by vote of a majority of the Trustees or by vote of a majority of the outstanding voting securities of a Fund, on sixty days’ written notice to Hansberger, or by Hansberger upon sixty days’ written notice to the Trust, and will terminate automatically in the event of its “assignment” as defined in the 1940 Act.

Liability of Hansberger.  The Current Advisory Agreement and New Advisory Agreement provide that Hansberger will not be liable to the Trust or any shareholder of the Trust except for liability arising from Hansberger’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties.

In addition to serving as investment adviser to each Fund, Hansberger serves as investment adviser or sub-adviser to the funds listed below:

Fund	Net Assets of the Fund as of June 30, 2006	Contractual Annual Rates of Compensation to Hansberger (based on each Fund’s average daily net assets)	Adviser or Sub-Adviser
Hansberger International Fund	$153.2 million	0.45% of the first $200 million 0.40% of amounts over $200 million	Sub-Adviser
IXIS Equity Diversified Portfolio	$5.5 million*	0.45% of the first $250 million 0.40% of amounts over $250 million	Sub-Adviser
IXIS Moderate Diversified Portfolio	$13.3 million*	0.45% of the first $250 million 0.40% of amounts over $250 million	Sub-Adviser
ING International Capital Appreciation Fund	$44.2 million	0.45% of the first $500 million 0.40% of the next $500 million 0.35% of assets in excess of $1 billion	Sub-Adviser
Legg Mason Partners — Hansberger Global Value Fund	$21.1 million	0.50% of all assets	Sub-Adviser
Maryland Bank and Trust — International Equity Fund	$38.7 million*	0.60% of all assets	Sub-Adviser
Pacific Capital International Stock Fund	$212.4 million	0.60% of the first $75 million 0.35% of assets in excess of $75 million	Sub-Adviser

Fund	Net Assets of the Fund as of June 30, 2006	Contractual Annual Rates of Compensation to Hansberger (based on each Fund’s average daily net assets)	Adviser or Sub-Adviser
Vanguard International Value Fund	$2.66 billion*
0.475% of the first
$50 million
0.15% of the next
$450 million
0.12% of the next
$500 million
0.11% of assets over
$1 billion
The above “basic” fee is adjusted up or down depending on the cumulative investment performance of the fund relative to its benchmark
Adviser

*	Hansberger only manages a portion of this Fund’s assets and other sub-advisers manage the remaining portions of the Fund’s assets. This amount reflects the net assets of the portfolio that are managed by Hansberger.

The date of the New Advisory Agreement will be different from that of the Current Advisory Agreement and certain other non-material changes have been made to the New Advisory Agreement.

Basis for the Trustees’ Approval of the New Advisory Agreement

At a meeting held on September 8, 2006, the Trust’s Board of Trustees considered and approved the continuation of the Current Advisory Agreement between the Trust and the Adviser for a period of one year, based on its review of the qualitative and quantitative information provided by the Adviser prior to that meeting. At a meeting held on November 16, 2006, the Trust’s Board of Trustees considered and approved the New Advisory Agreement, based on its review of the Transaction, the information provided by the Adviser about the effect that the Transaction would have on the New Advisory Agreement and the Funds, the information received in connection with their most recent approval of the Current Advisory Agreement, and updated Fund performance information provided by the Adviser.

To assist the Board in its consideration of the New Investment Agreement, the Adviser provided materials and information about the Adviser, including its financial condition and asset management capabilities and organization, and information about the Transaction and IAMG. The Independent Trustees, through their independent legal counsel, requested and received information from the Adviser in connection with their consideration of the New Advisory Agreement.

In addition, the Independent Trustees consulted with their independent legal counsel, discussing, among other things, the legal standards and certain other considerations relevant to the Board’s decision.

The Board considered the information on the Transaction and the New Advisory Agreement provided to them by the Adviser. The Board considered the following information provided by the Adviser, among other things, when making their determinations:

(i)	there is not expected to be any diminution in the nature, quality and extent of services provided to the Funds and their shareholders by the Adviser following the Transaction,

(ii)	the Stock Purchase Agreement provides that IAMG will use its reasonable efforts to ensure compliance with the provisions of Section 15(f) of the Investment Company Act, as described above, in respect of the Stock Purchase Agreement and the Transaction,

(iii)	the Adviser believes that IAMG, as a strategic owner of the Adviser, will assist the Adviser by providing strategic guidance to the Adviser as the Adviser seeks to maintain and grow its business,

(iv)	IAMG will provide an on-going source of liquidity for employee shareholders of the Adviser who seek to liquidate their vested shareholdings in the Adviser, to help attract and retain well qualified personnel,

(v)	the Adviser expects that IAMG will provide a platform for distribution of the Funds through IAMG’s own distribution network as well as the networks of its affiliated companies,

(vi)	Mr. Hansberger will stay on at the Adviser as the Chairman, and Ronald W. Holt, Jr., who has been with the Adviser since 1997 and who currently serves as President and Managing Director of Research, will become the President and Chief Executive Officer of the Adviser, and each will serve in his respective capacity for such time as he and IAMG so desire,

(vii)	the Transaction will provide for retention incentives, including financial incentives, for key investment and management personnel at the Adviser, including the portfolio managers of the Funds,

(viii)	because the Transaction is providing incentives for key personnel to remain at the Adviser, it is anticipated that the key investment and management personnel servicing the Funds will remain with the Adviser following the Transaction, and therefore the investment and management services provided to the Funds by the Adviser will not change following the Transaction,

(ix)	the Transaction is not expected to result in any changes in the investment approach of the Adviser with respect to the Funds,

(x)	the advisory fee rates charged to the Funds under the New Advisory Agreement will not change by virtue of the Transaction, and

(xi)	the New Advisory Agreement is substantially similar to the Current Advisory Agreement, except for the effective and termination dates, and within the past year the Board performed a full annual review of the Current Advisory Agreement as required by the 1940 Act and determined that (i) the Adviser has the capabilities, resources and personnel necessary to provide the advisory services currently provided to each Fund, (ii) the advisory fees paid by each Fund, taking into account the current fee waivers and reimbursements and breakpoints in place, represent reasonable compensation to the Adviser in light of the services provided, (iii) the costs to the Adviser of providing those services, (iv) economies of scale, (v) the fees and other expenses paid by similar funds and (vi) such other matters as the Board considered relevant, and

(xii)	the Adviser has agreed to pay all expenses of the Funds in connection with the Board’s consideration of the New Advisory Agreement and all costs of soliciting shareholder proxies and shareholder meetings and, as a result, the Funds will bear no costs in obtaining shareholder approval of the New Advisory Agreement.

Certain of these considerations are described in more detail below.

The Board also considered detailed information about the terms of the Transaction provided to them by the Adviser, and the effect that IAMG’s acquisition of an ownership interest in the Adviser would have on the day-to-day operations of the Adviser following the Transaction. The Board also considered the new roles of Mr. Hansberger (who will continue to serve as Chairman of the Adviser), and Ronald W. Holt, Jr. (who will become the President and Chief Executive Officer of the Adviser).

In the period prior to the Board meeting held to consider renewal of the Current Advisory Agreement, the Board had requested and received materials relating to the current Advisory Agreement. These materials were prepared for each Fund and included, among other things, (a) information compiled by Lipper Analytical Services, Inc. (“Lipper”) on the fees and expenses and the investment performance of each Fund as compared to a comparable group of funds as classified by Lipper; (b) a discussion by each Fund’s portfolio management team on investment strategies used by the Fund during its most recent fiscal year; and (c) information on the profitability to the Adviser of the Current Advisory Agreement.

In their deliberations on the New Advisory Agreement, the Board considered information received in connection with their most recent continuation of the Current Advisory Agreement, in addition to information provided by the Adviser in connection with their evaluation of the terms and conditions of the New Advisory Agreement. The Board did not identify any particular information that was all-important or controlling, and evaluated all information available to them on a fund-by-fund basis. The Board concluded that the terms of the New Advisory Agreement are appropriate, that the fees to be paid are reasonable in light of the services to be provided to each Fund, and that the New Advisory Agreement should be approved and recommended to Fund shareholders. In approving the New Advisory Agreement for the Trust, the Board, including the Independent Trustees advised by independent counsel, considered and made the following conclusions with respect to the following relevant factors.

Nature, Extent and Quality of Services Provided by the Adviser

The Board reviewed the scope of services provided by the Adviser. The Board concluded that they continue to be satisfied with the quality and value of the investment advisory services provided to each of the Funds. The Board concluded that it continues to have confidence in the management style and discipline followed by the Adviser, as well as with the risk controls that the Adviser has in place. The Board noted that the compliance team at the Adviser is particularly strong and ensures that the risk controls in place are adequate and adhered to by the Funds and Fund management. The Board noted that the quality of the Adviser’s research teams, trading desk personnel and portfolio managers has remained high, and that the Adviser is making changes necessary to adjust for asset growth and to ensure that this quality level continues. The Board also noted that because key personnel are being provided with incentives to remain at the Adviser following the Transaction, it is anticipated that the key investment and management personnel servicing the Funds will remain with the Adviser following the Transaction and that the investment and management services provided to the Funds by the Adviser will not change. The Board also considered the Adviser’s representation to the Board that the Adviser expects that IAMG will not interfere with or change the day-to-day operations of the Adviser following the Transaction. Based on this review, the Board concluded that the range and quality of services provided by the Adviser to the Funds were appropriate and were expected to continue under the New Advisory Agreement.

The Investment Performance of the Funds and the Adviser

In connection with the annual review of the Current Advisory Agreement, the Board reviewed statistical information regarding the performance of the Funds for recent three-month, one-, three- and five-year periods ended June 30, 2006, as applicable, and a comparison of the Funds’ performance to that of other funds registered under the 1940 Act. The Board also received updated Fund performance information through September 30, 2006, provided by the Adviser at the November 16, 2006 meeting.

International Value Fund.  The Board noted that for the three year period ending on June 30, 2006, the performance of the International Value Fund, including deductions for fund expenses, was slightly lower than that of its index, the MSCI ACWI Index Ex U.S., which has no deductions for expenses. The Board noted that for the one year and five year periods ending on June 30, 2006, the performance of the International Value Fund, including deductions for fund expenses, was slightly higher than that of its index. The Board also compared the year-to-date, one year, three-year and five-year performance of the International Value Fund to the relevant peer group of the Fund. The Board considered the information given by the Adviser on the Fund’s challenges as a value style fund, and also took into account the low volatility of the Fund. The Board concluded that the Fund’s performance was satisfactory.

Emerging Markets Fund.  The Board noted that for the one year, three year and five year periods ending on June 30, 2006, the performance of the Emerging Markets Fund, including deductions for fund expenses, was lower than that of its index, the MSCI EMF Index Ex U.S., which has no deductions for expenses. The Board also compared the year-to-date, one year, three year and five year performance of the Emerging Markets Fund to the relevant peer group of the Fund. The Adviser responded to questions from the Board about the Fund’s relative underperformance, and gave the Board information about the Fund’s investment plans for the future. The Adviser also told the Board that it believes that the Fund’s focus on large capitalization and high quality companies should be rewarded by the market as global interest rates continue to increase. The Board noted that the portfolio manager of the Fund had expressed confidence in existing investment strategies for this Fund. Given the Fund’s favorable long-term performance record and the steps that will be taken to bring performance in line with comparable funds and the index, the Board concluded that the Fund’s performance was satisfactory.

International Growth Fund.  The Board noted that for the one year and since inception periods ending on June 30, 2006, the performance of the International Growth Fund, including deductions for fund expenses, came close to matching the performance of its index, the MSCI ACWI Index Ex U.S., which has no deductions for expenses. The Board also compared the year-to-date and one year performance of the International Growth Fund, which has only been in existence for three years, to the relevant peer group of the Fund. The Board was satisfied with the one year period results, but asked the Adviser for clarification regarding the recent relative underperformance of the Fund. The Adviser responded that it believes that the Fund’s focus on large capitalization and high quality companies should be rewarded by the market as global interest rates continue to increase, and that the Fund should begin to have more consistent performance results as the markets begin to reward quality and lower risk securities. The Board noted the low volatility of the Fund. Given the Fund’s brief existence and its favorable one year period performance, the Board concluded that the Fund’s performance was satisfactory.

International Core Fund.  The International Core Fund is the newest HIS Fund. Its inception date was September 13, 2005. The Board noted that for the since inception period ending on June 30, 2006, the performance of the International Core Fund, including deductions for fund expenses, came close to matching the performance of its index, the MSCI ACWI Index Ex U.S., which has no deductions for expenses. The Board also compared the year-to-date performance of the International Core Fund, which had been in existence for less than one year, to the relevant peer group of the Fund. The Board noted that the Fund was very new and was building its portfolio during the period. The Adviser told the Board that it believes that as the Fund’s asset base grows, cash flows and expenses will have less of a negative impact on performance. The Board concluded that the Fund’s performance was satisfactory.

The Board noted that it was unable to predict what effect, if any, consummation of the Transaction would have on the future performance of the Funds.

Adviser Profitability

In connection with the annual review of the Current Advisory Agreement, the Board reviewed Adviser profitability data, and noted the ratio of operating income to operating revenue and the methodology used to allocate the Adviser’s operating expenses across its different business lines. The Board noted that the Adviser had recently entered into a contractual fee waiver agreement for each of the Funds in an effort to keep total annual operating expenses to specified levels, and that the expense levels were lower than that of other comparable Funds. The Board also noted that the waivers began upon each Fund’s inception and would continue for the next fiscal year. Based on this review, the Board concluded that the profits to be realized by the Adviser and its affiliates and from other relationships between the Fund and the Adviser or its affiliates, if any, were not excessive in light of the quality and level of services provided to the Funds. The Board noted that it was not possible to predict how the Transaction would affect the Adviser’s future profitability from its relationship with the Funds.

Economies of Scale

In connection with the annual review of the Current Advisory Agreement, the Board received information regarding economies of scale or other efficiencies resulting from increases in the Funds’ respective asset levels. The Board noted that for the International Growth Fund, a breakpoint is already in place, and that the Fund is close to reaching an asset size where the breakpoint will come into effect and begin to benefit shareholders. The Board noted that, in the future, it is reasonable to expect that the Adviser is likely to realize economies of scale in managing the other Funds as Fund assets increase, and that it would generally be appropriate for the Funds to share in those economies through breakpoints in the advisory fee at such time that the Funds reach an asset size where the Adviser is realizing reasonably attractive levels of profitability. It was noted that the Adviser had been subsidizing the Funds’ expenses through advisory fee waivers since inception and that the Adviser had recently made these waivers contractual obligations and committed to keep the fee waivers in place until April 30, 2008. After such review, the Board was satisfied that the profitability of the Adviser’s relationship with the Funds was not excessive in light of the quality and level of services provided to the Funds. The Board noted that while at this time the Adviser could realize economies of scale from the Transaction, actual economies of scale could not be predicted in advance.

Fee Levels

The Board considered whether the Funds’ current fee rates reflect economies of scale for the benefit of Fund investors. The Board noted that a breakpoint is in place for the International Growth Fund and so economies of scale are captured in the current fee schedule for this Fund. For the other three Funds, current fee rates have not been adjusted in an attempt to reflect economies of scale that might exist for the benefit of Fund investors because of the relatively small asset size of the Funds, the Adviser’s existing cost structure and profitability, comparable industry fee arrangements and the Adviser’s existing and past fee waiver arrangements with the Funds.

The Board determined to continue to monitor the growth of the assets of the Funds and, as the Funds increase in size, the Board agreed to continue to analyze whether breakpoints should be imposed on the three Funds without a breakpoint in place. The Board determined that it was appropriate to approve the New Advisory Agreement for the time being without breakpoints in place for three of the Funds with the expectation that they will reconsider breakpoints for these Funds in the future if it becomes appropriate to do so.

Comparisons of the Services to be Rendered and the Amounts to be Paid

In connection with the annual review of the Current Advisory Agreement, the Board received a report from Lipper as of June 30, 2006 which provided comparative information on the services to be rendered to the Funds and the expenses to be paid to the Adviser under the investment advisory contract. Lipper’s report provided graphic and numeric information showing where each Fund stood in relation to its peers in many different categories, such as contractual management fees, total expenses paid, historical expenses paid, portfolio turnover rates, brokerage commissions paid and fund performance. Based on the information provided to and evaluated by the Board, the Board concluded that the services provided by the Adviser and the amounts to be paid under the New Advisory Agreement are sufficiently favorable in comparison to the services rendered and fees charged by others for similar services to warrant a finding by the Board that the fees to be paid by the Funds are fair, and, in fact, seem generally to be lower than fees paid by comparable funds. The Board also noted their satisfaction with the nature and quality of the services provided by the Adviser to the Funds and determined that the fees charged by the Adviser are either at the average or below average compared to fees charged by competitors for similar services to similar types of clients. The Board noted that the advisory fee rates charged to the Funds under the New Advisory Agreement will not change by virtue of the Transaction. The Board concluded, therefore, that the fees charged by the Adviser are reasonable in light of the quality and nature of the services provided by the Adviser.

Conclusion

After the Independent Trustees of the Funds deliberated in executive session with their independent counsel, the entire Board, including the Independent Trustees voting separately, approved the New Advisory Agreement. The Trustees noted that the services to be provided under the New Advisory Agreement are substantially similar to those provided under the Current Advisory Agreement. The Trustees concluded that the advisory fee rates are reasonable in relation to the services provided and that the New Advisory Agreement is in the best interests of the shareholders.

THE TRUSTEES OF THE TRUST RECOMMEND THAT
THE SHAREHOLDERS OF EACH FUND VOTE TO APPROVE
THE NEW ADVISORY AGREEMENT.

II.	OTHER INFORMATION

General Information

Information About the Trust.

Hansberger Institutional Series is registered with the SEC as an open-end management investment company and is organized as a Massachusetts business trust under the laws of the Commonwealth of Massachusetts by the Declaration of Trust.

Principal Underwriter and Administrator.

IXIS Asset Management Distributors L.P. (“IXIS Distributors”) is the Funds’ principal underwriter. IXIS Distributors’ principal business address is 399 Boylston Street, Boston, Massachusetts 02116. State Street Bank and Trust Company (“State Street”) is the Funds’ administrator. State Street’s principal business address is 225 Franklin Street, Boston, Massachusetts 02110.

Outstanding Shares and Significant Shareholders.

Shareholders of record on the Record Date are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. Appendix C to this Proxy Statement lists for each Fund the total number of shares outstanding as of the Record Date for each class of each Fund’s shares. It also identifies holders, as of the Record Date, of more than 5% of any class of shares of each Fund.

Information About Proxies and the Conduct of the Meeting

Solicitation of Proxies.  Proxies will be solicited primarily by mailing this Proxy Statement and its enclosures, but proxies may also be solicited through further mailings, telephone calls, personal interviews or e-mails by officers of the Funds or by employees or agents of Hansberger, HGI and their respective affiliated companies.

Costs of Solicitation.  The costs of the Meeting, including the costs of soliciting proxies, will be paid by HGI or its affiliates.

Voting Process.  You can vote in any one of the following four ways:

•	By Internet — Use the internet to vote by visiting http://www.myproxyonline.com.

•	By telephone — Use a touch-tone telephone to call toll-free (866) 437-4543, which is available 24 hours a day.

•	By mail — Complete and return the enclosed proxy card.

•	In person — Vote your shares in person at the Meeting.

Voting and Quorum Requirements.  Shareholders who owned Fund shares on the Record Date are entitled to vote at the Meeting. Shareholders are entitled to cast one vote for each share, and a proportionate fractional vote for each fractional share, owned on the Record Date. If you choose to vote by mail, and you are an individual account owner, please sign exactly as your name appears on the proxy insert. One owner of a joint account may sign the proxy insert, and the signer’s name must exactly match the name that appears on the card. The individuals named as proxies on the enclosed proxy card will vote in accordance with your directions, if your proxy is received properly executed. If you mail the enclosed proxy card and no choice is indicated for a proposal listed in the attached Notice of Meeting, your proxy will be voted in favor of the proposals. Votes made by telephone must have an indicated choice in order to be accepted. At any time before it has been voted, your proxy may be revoked in one of the following ways: (i) by sending a signed, written letter of revocation to the Assistant Secretary of the Trust, (ii) by properly executing a later-dated proxy (by any of the methods of voting described above), or (iii) by attending the Meeting, requesting return of any previously delivered proxy and voting in person.

A majority of the outstanding shares of all Funds entitled to vote on the Record Date, present in person or represented by proxy, constitutes a quorum for the transaction of business on Proposal I by the shareholders of the Funds at the Meeting. A majority of the outstanding shares of each Fund entitled to vote on the Record Date, present in person or represented by proxy, constitutes a quorum for the transaction of business on Proposal II by the shareholders of each such Fund at the Meeting. If a shareholder abstains from voting as to any matter, or if a broker returns a “non-vote” proxy, indicating a lack of authority to vote on a matter, then the shares represented by such abstention or non-vote will be treated as shares that are present at the Special Meeting for purposes of determining the existence of a quorum. Broker “non-votes” are proxies for shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power and (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted. Abstentions and broker non-votes will be disregarded in determining the “votes cast” on an issue. For this reason, with respect to Proposal II, which requires the affirmative vote of a majority of the outstanding voting securities of each Fund, as defined in the 1940 Act, an abstention or broker non-vote will have the effect of a vote against such matter.

Required Vote.  The affirmative vote of a plurality of all votes cast at the Meeting is sufficient to approve the election of each Nominee to the Funds’ Board. Approval of Proposal II requires each Fund to receive a vote that is the lesser of (1) 67% of the shares of the Fund that are present at the Meeting, if the holders of more than 50% of the shares of the Fund outstanding as of the Record Date are present or represented by proxy at the Meeting, or (2) more than 50% of the shares of the Fund outstanding on the Record Date. If the required vote is not obtained for a proposal, the Trustees will consider what other actions to take in the best interests of the Fund.

The approval of Proposal II by any Fund is not contingent upon the approval of Proposal II by any other Fund’s shareholders. However, as discussed above, if a Fund’s shareholders do not approve Proposal II with respect to that Fund it is possible that the Transaction will not occur, in which case the Current Advisory Agreement will remain in effect. If a Fund’s shareholders do not approve Proposal II and the Transaction nevertheless occurs, the Current Advisory Agreement for the Fund will terminate and the Trustees will consider such other options, which may include hiring a new adviser for the Fund, as they may believe to be in the best interest of such Fund’s shareholders.

Adjournments; Other Business.  In the event that a quorum is not present for purposes of acting on the Proposals, or if sufficient votes are not received by the time of the Meeting, the persons named as proxies may propose that the Meeting be adjourned with respect to one or more Funds one or more times to permit further solicitation of proxies. Any adjournment requires the affirmative vote of a majority of the total number of shares of the relevant Fund that are present in person or by proxy when the adjournment is being voted on. The persons named as proxies will vote in favor of any such adjournment for all proposals that they are entitled to vote in favor of the proposal. They will vote against any such adjournment for any proposal that directs them to vote against the proposal. They will not vote any proxy that directs them to abstain from voting on the proposal.

The Meeting has been called to transact any business that properly comes before it. The only business that management of the Funds intends to present or knows that others will present is the approval of the proposals described in this proxy statement. If any other matters properly come before the Meeting, and on all matters incidental to the conduct of the Meeting, the persons named as proxies intend to vote the proxies in accordance with their judgment, unless the

Secretary of the Trust has previously received written contrary instructions from the shareholder entitled to vote the shares.

Shareholder Proposals at Future Meetings.  The Trust does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust in writing a reasonable amount of time before the Trust solicits proxies for that meeting, in order to be considered for inclusion in the proxy materials for that meeting. Whether a proposal is submitted in a proxy statement will be determined in accordance with applicable federal and state laws.

Certain Trustees and Officers of the Trust

The Transaction may result in a direct material benefit to Hansberger and HGI. Because Thomas L. Hansberger is a Trustee of the Trust, and Wesley Freeman, Thomas A. Christensen and Susan Moore-Wester are officers of the Trust as well as directors, officers or employees of Hansberger and, in some cases, HGI, they also have an interest in the approval of the Transaction. Thomas L. Hansberger, including the family partnership that is controlled by Mr. Hansberger, will receive approximately $27 million if the Transaction is consummated. Officers of the Trust, including former officers of the Trust who may participate in the Transaction, who are also officers or employees of Hansberger and, in some cases, HGI may receive approximately $3 million in the aggregate if they tender all of their shares in the Transaction.

Shareholder Communications with the Trustees

Correspondence should be sent to the attention of the Trust’s Chief Compliance Officer, 401 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, FL 33301, who will forward it to the Board or to a specific Trustee if addressed to that Trustee.

APPENDIX A

Hansberger Institutional Series
NOMINATING AND GOVERNANCE COMMITTEE CHARTER

I.	The Committee

The Nominating and Governance Committee (the “Committee”) is a committee of, and established by, the Board of Trustees (the “Board”) of Hansberger Institutional Series (the “Trust”). For purposes of this Charter, independent trustees shall mean trustees who are not interested persons of the Trust (“Independent Trustees”) as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

The Committee consists of such number of members as set by the Board from time to time and its members shall be selected by the Board. The Committee may include one “interested” management trustee provided that such trustee does not participate in the selection and nomination of Independent Trustee candidates or any discussion or review of Trustee compensation. The balance of the Committee shall be comprised entirely of Independent Trustees. The Chair of the Committee shall be an Independent Trustee and shall be elected by majority vote of the Independent Trustees.

II.	Board Nominations and Functions

1.	The Committee shall recommend nominees to the full Board for election to the Board of Trustees. The Committee may seek suggestions for candidates for nomination as Trustees from any persons or sources it deems appropriate. The Committee shall evaluate each candidate’s qualifications for Board membership. With respect to Independent Trustee nominees, the Committee shall evaluate their independence from the Trust’s investment adviser and other principal service providers, and shall also consider the effect of any other relationships that a candidate may have, e.g., business, financial or family relationships, that might impair his or her independence or create the appearance of a lack of independence.

2.	The Committee shall evaluate the qualifications of candidates for positions as “interested” trustees of the Board and recommend nominees for positions as “interested” trustees to the full Board. For “interested” trustees, the Committee shall consider the views and recommendations of the Trust’s investment adviser and/or affiliates of the investment adviser.

3.	In considering a candidate’s qualifications, the Committee shall consider the potential candidate’s educational background, business or professional experience, and reputation. In addition, all trustee candidates must demonstrate an ability and willingness to make the time commitment, including personal attendance at Board meetings, necessary to function as an effective trustee.

4.	When the Board has, or expects to have, a vacancy, the Committee shall receive and review information on candidates identified to the Committee. The candidates shall be evaluated based upon the criteria described above and such other additional qualifications as the Committee may adopt from time to time. The Committee shall consider candidates recommended by the Trust’s shareholders if submitted in writing and addressed to the Committee at the Trust’s offices.

5.	The Committee shall periodically review the composition of the Board to determine whether it may be appropriate to add individuals to the Board with different backgrounds or skills from those already on the Board.

6.	The Committee shall periodically review Trustee compensation and shall recommend any appropriate changes to the full Board.

III.	Committee Nominations and Functions

1.	The Committee shall make recommendations to the full board on nominations for membership on all committees of the Board and shall review committee assignments periodically and report the results of its review to the Board.

2.	The Committee shall review as necessary the responsibilities of all committees of the Board and (i) whether there is a continuing need for each committee, (ii) whether there is a need for additional committees and (iii) whether existing committees should be combined or reorganized. The Committee shall recommend any changes it determines are appropriate to the full Board.

IV.	Corporate Governance

1.	The Committee shall oversee the Trust’s policies and procedures regarding compliance with corporate governance policies.

2.	The Committee shall periodically review the Board governance procedures of the Trust and shall recommend any appropriate changes to the full Board.

3.	The Committee shall consider and oversee the selection and retention of legal counsel to the Independent Trustees and the independence of such counsel.

V.	Other Powers and Responsibilities.

1.	The Committee shall meet at least once each year or more frequently, in open or executive sessions, as it deems appropriate. The Committee may invite members of trust management, counsel, the investment adviser and others to attend its meetings as it deems appropriate. The Committee shall have separate sessions with management and others, as and when it deems appropriate.

2.	The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to retain special counsel and other experts or consultants at the expense of the Trust in connection with its duties.

3.	The Committee shall keep written minutes of its meetings and shall report its activities to the Board and make such recommendations to the Board as the Committee may deem necessary or appropriate.

4.	Fifty percent (50%) of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The action of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the action of the Committee. The Committee may meet in person or by telephone, and the Committee may act by written consent, to the extent permitted by law and by the Trust’s governing documents. In the event of any inconsistency between this Charter and the Trust’s governing documents, the provisions of the governing documents shall control.

5.	The Committee shall review this Charter periodically and recommend any changes to the full Board.

Date Adopted: May 18, 2006

APPENDIX B

HANSBERGER INSTITUTIONAL SERIES

Form of Advisory Agreement

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the    day of                         , 2007, by and between Hansberger Institutional Series (the “Trust”), a business trust organized under the laws of the Commonwealth of Massachusetts, and Hansberger Global Investors, Inc. (the “Adviser”).

1.    Duties of Adviser.  The Trust hereby appoints the Adviser to act as investment adviser to each of the Funds listed on Schedule A hereto (the “Funds”), for the period and on such terms set forth in this Agreement. The Trust employs the Adviser to manage the investment and reinvestment of the assets of the Funds, to continuously review, supervise and administer the investment program of each of the Funds, to determine in its discretion the securities to be purchased or sold and the portion of each such Fund’s assets to be held uninvested, to provide the Trust with records concerning the Adviser’s activities which the Trust is required to maintain, and to render regular reports to the Trust’s officers and Board of Trustees concerning the Adviser’s discharge of the foregoing responsibilities. The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the general supervision of the Board of Trustees of the Trust, and in compliance with the objectives, policies and limitations set forth in the Trust’s prospectus and applicable laws and regulations. The Adviser accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

2.    Fund Transactions.  The Adviser is authorized to select the brokers or dealers that will execute the purchase and sales of securities for each of the Funds and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to policies established by the Board of Trustees of the Trust, the Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to the accounts as to which the Adviser exercises investment discretion. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Adviser will promptly communicate to the officers and Trustees of the Trust such information relating to Fund transactions as they may reasonably request.

3.    Compensation of the Adviser.  For the services to be rendered by the Adviser as provided in Section 1 of this Agreement, the Trust shall pay to the Adviser at the end of each month, an advisory fee calculated by applying a monthly rate, based on the annual percentage rates set forth opposite each Fund’s name on Schedule A hereto, to each Fund’s average daily net assets for the month.

In the event of termination of this Agreement, the fee provided under this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

4.    Expense Limitation.  To the extent applicable, the Adviser’s compensation for any fiscal year of a Fund shall be reduced by the amount, if any, by which each Fund’s expense for such fiscal year exceeds the most restrictive applicable expense limitation of any jurisdiction in which the Fund’s shares are qualified for offer and sale, as such limitations set forth in the most recent notice thereof furnished by the Adviser to the Fund. For purposes of this paragraph there shall be excluded from computation of each Fund’s expenses any amount borne directly or indirectly by the Fund which is permitted to be excluded from the computation of such limitation by such statue or regulatory authority. As of the end of a Fund’s fiscal year if the expenses of the Fund properly included in such calculation exceed the amount permitted annually by the most restrictive applicable expense limitation, the Adviser shall make a refund payment to the Fund, so that the total net expense for the preceding year will not exceed such amount.

5.    Expenses.  In addition to the fee of the Adviser, each Fund shall assume and pay any expenses for services rendered by a custodian for the safekeeping of the Fund’s securities or other property, for keeping its books of account, for any other charges of the custodian and for calculating the net asset value of the Fund as provided above. The Adviser shall not be required to pay, and each Fund shall assume and pay, the charges and expenses of its operations, including compensation of the trustees (other than those who are interested persons of the Adviser), charges and expenses of independent accountants, of legal counsel and of any listing shares of the New York Stock Exchange or other exchange interest

(if any) on obligations incurred by the Fund, costs of reports and notices to shareholders, costs of registering shares of the Fund under the federal securities laws, miscellaneous expenses and all taxes and fees to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of corporate documents or otherwise. Each Fund shall not pay or incur any obligation for any management or administrative expenses for which the Fund intends to seek reimbursement from the Adviser without first obtaining the written approval of the Adviser. The Adviser shall arrange, if desired by a Fund, for officers or employees of the Adviser to serve, without compensation from the Fund, as trustees, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

6.    Other Services.    At the request of the Trust, the Adviser, in its discretion may make available to the Trust office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Adviser and billed to the Trust at the Adviser’s cost.

7.    Reports.  The Trust and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

8.    Status of Adviser.  The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby.

9.    Liability of Adviser.  In the absence of (i) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder, (ii) reckless disregard by the Adviser of its obligations and duties hereunder, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940, as amended (“Investment Company Act”), the Adviser shall not be subject to any liability whatsoever to the Trust, or to any shareholder of the Trust, for any error or judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of any Fund of the Trust.

10.    Permissible Interests.  Subject to and in accordance with the Declaration of Trust of the Trust and the Articles of Incorporation (or other governing or organizational documents) of the Adviser, Trustees, agents and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as officers, directors or otherwise, officers, agents and directors of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a shareholder or otherwise. The effect of any such interrelationships shall be governed by said Declaration of Trust or Articles of Incorporation (or other governing or organizational documents) and provisions of the Investment Company Act.

11.    Declaration of Trust.  The Adviser is hereby expressly put on notice of the limitation of shareholder and Trustee liability as set forth in Articles III and VII of the Declaration of Trust of the Trust and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and the Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust. Nor shall the Adviser seek satisfaction of any such obligations from the Trustees or any individual Trustee.

12.    Duration and Termination.  This Agreement, unless sooner terminated as provided herein, shall continue for an initial one year period and thereafter for additional periods of one year from the anniversary date of execution, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of each Fund of the Trust; provided, however, that if the holders of any Fund fail to approve the Agreement as provided herein, the Adviser may continue to serve in such capacity in the manner and to the extent permitted by the Investment Company Act and Rules thereunder. This Agreement may be terminated by any Fund of the Trust at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund on 60 days’ written notice to the Adviser. This Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 60 days’ written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at any office of such party.

As used in this Section 12, the terms “assignment,” “interested persons,” and “a vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the Investment Company Act.

13.    Amendment of Agreement.  This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (a) by a vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at meeting called for the purpose of voting on such amendment, and (b) to the extent required by the Investment Company Act, by vote of a majority of the outstanding voting securities of each Fund of the Trust.

14.    Independent Contractor.  The Adviser shall be deemed to be an independent contractor under this Agreement and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed as agent to the Fund.

15.    Governing Law.  All questions concerning the validity, meaning and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the Commonwealth of Massachusetts applicable to contracts made and to be performed in that state.

16.    Severability.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of this    day of                         , 2007.

HANSBERGER GLOBAL INVESTORS, INC.

By

Name:
Title:

HANSBERGER INSTITUTIONAL SERIES

By

Name:
Title:

SCHEDULE A

FUND	RATE OF ADVISORY FEES
International Value Fund	0.75%
Emerging Markets Fund	1.00%
International Growth Fund	0.75%
All Countries Fundsm	0.75%
International Core Fund	0.75%

Effective:   ,                          2007

NOTICE

A copy of the Agreement and Declaration of Trust establishing Hansberger Institutional Series (the “Fund”) is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Fund’s International Value, Emerging Markets, International Growth and International Core Fund series (the “Series”) on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.

APPENDIX C

Outstanding Shares

As of the Record Date, the total number of shares outstanding for each Fund and for each class of each Fund is shown in the table below:

International Value Fund
Institutional Class	21,894,825
Advisor Class	442,042
Total	22,336,867

Emerging Markets Fund
Institutional Class	35,880,994
Advisor Class	173
Total	35,881,167

International Growth Fund
Institutional Class	30,541,313
Advisor Class	41,510
Total	30,582,823

International Core Fund
Institutional Class	4,809,917
Advisor Class	48,698
Total	4,858,615

Significant Shareholders

As of the Record Date, to the best of the knowledge of the Trust, the following persons owned of record or beneficially more than 5% of the noted class of shares of each Fund:

Name and Address of Shareholder*	Shares Owned	Percent of Shares Outstanding
Emerging Markets Fund — Institutional Class
The Northern Trust Co Workplace Health and Safety Commission 50 South LaSalle Street Chicago, IL 60603-1006	4,547,138	12.67%
Tobias White & Co 111 E. Court Street, Suite 3D Flint, MI 48502-1649	6,491,397	18.09%

Name and Address of Shareholder*	Shares Owned	Percent of Shares Outstanding
Massachusetts Institute Technology ERISA Qualified Retirement Plan & Trust 238 Main Street, Suite 200 Cambridge, MA 02142-1016	2,163,248	6.03%
Massachusetts Institute Of Technology MIT Endowment 238 Main Street, Suite 200 Cambridge, MA 02142-1016	5,364,443	14.95%
Northern Trust Co Cust FBO Mellon 801 S. Canal Street, #C1 Chicago, IL 60607-4715	4,878,888	13.60%
Mac & Co Mutual Funds Operations P.O. Box 3198 Pittsburgh, PA 15230-3198	5,832,851	16.26%
Emerging Markets Fund—Advisor Class
Hansberger Global Investors 401 E Las Olas Blvd Suite 1700 Ft Lauderdale FL 33301-2230	173	100.00%
International Growth Fund — Institutional Class
Bank of America Na Trustee — Kaman Corporation P.O. Box 831575 Dallas, TX 75283-1575	1,695,383	5.55%
Goulstorrs and Company, Inc. 400 Atlantic Avenue Boston, MA 02110-3331	2,597,530	8.50%
SEI Private Trust c/o Mellon Bank One Freedom Valley Drive Oaks, PA 19456	4,664,894	15.27%
The Sealy & Smith Foundation 2200 Market Street, Suite 500 Galveston, TX 77550-1532	1,719,496	5.63%
W. Wendel & Co c/o Bank of New York 2 Hanson Place, Floor 6 Brooklyn, NY 11217-1431	4,446,164	14.56%

Name and Address of Shareholder*	Shares Owned	Percent of Shares Outstanding
Celotex Asbestos Settlement Trust 1007 N Orange Street, Suite 100 Wilmington, DE 19801-1256	1,815,723	5.95%
International Growth Fund — Advisor Class
McCahill Ltd. 1 N. Wacker Drive, Suite 4125 Chicago, IL 60606-2834	9,898	23.85%
Donna P. Josey c/o Josey Oil Company 2001 Kirby Drive Houston, TX 77019-6043	31,541	75.99%
International Core Fund — Institutional Class
Lewis & Clark College 0615 SW Palatine Hill Road Portland, OR 97219-7879	3,460,865	71.95%
Freddie Mac Foundation Inc. 8250 Jones Branch Drive McLean, VA 22102-3112	1,245,507	25.89%
International Core Fund — Advisor Class
National City Bank—Trustee for City of Ironwood Gen City Ret. Fund P.O. Box 94984 Cleveland, OH 44101	48,592	99.78%
International Value Fund — Institutional Class
Citibank NA Albemarle Corporation 111 Wall Street, 14th Floor New York, NY 10043-1000	2,713,944	12.40%
Wendel & Co. c/o Bank of New York 2 Hanson Place, Floor 6 Brooklyn, NY 11217-1431	1,642,285	7.50%
Cambridge 2002 LP Massachusetts Institute of Technology 238 Main Street, Suite 200 Cambridge, MA 02142-1016	1,334,749	6.10%
American Bible Society 1865 Broadway New York, NY 10023-7503	4,327,680	19.77%

Name and Address of Shareholder*	Shares Owned	Percent of Shares Outstanding
Mercentile Safe Deposit & Trust Trustee NFL Reciprocal Trust-DB 766 Old Hammonds Ferry Road Linthicum, MD 21090-2112	8,695,806	39.72%
International Value Fund — Advisor Class
Not Applicable

*	Such ownership may be beneficially held by individuals or entities other than the owner listed. To the extent that any listed shareholder beneficially owns more than 25% of a Fund, it may be deemed to “control” such Fund within the meaning of the 1940 Act. The effect of such control may be to reduce the ability of other shareholders of the Funds to take actions requiring the affirmative vote of holders of a plurality or majority of the Fund’s shares without the approval of the controlling shareholder.

[FORM OF PROXY BALLOT]

PROXY
HANSBERGER INSTITUTIONAL SERIES
INTERNATIONAL VALUE FUND
Proxy Solicited by the Board of Trustees
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 28, 2007

The undersigned shareholder hereby appoints and authorizes each of Thomas L. Hansberger and Thomas A. Christensen as proxies of the undersigned, with the full power of substitution, to represent the undersigned and to vote, with all powers the undersigned would possess if personally present, as designated on the reverse side, at the Special Meeting of Shareholders (the “Meeting”) of the International Value Fund (the “Fund”), a series of Hansberger Institutional Series (the “Trust”), on February 28, 2007 at 10:00 a.m. Eastern Time, and any adjournments or postponements thereof, all of the shares of the Fund that the undersigned would be entitled to vote if personally present.

Receipt of the Notice of Meeting and the accompanying Proxy Statement, which describe the matters to be considered and voted on, is hereby acknowledged.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature(s) should be exactly as name or names appear on this proxy. If shares are held jointly, one owner may sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature(s)	Date

Title(s), if applicable

Signature(s) and Title(s), if applicable	Date

Title(s), if applicable

  FOLD HERE  

Three simple methods to vote your proxy:

Internet:

Log on to www.myproxyonline.com. Make sure to have this proxy card available when you plan to vote your shares. You will need the control number and check digit found in the box at the right at the time you execute your vote.

CONTROL NUMBER

Touchtone Phone	Simply dial toll-free 866-437-4543 and follow the automated instructions. Please have this proxy card available at the time of the call.	CHECK DIGIT ID:

Mail:	Simply sign, date, and complete the reverse side of this proxy card and return it in the postage paid envelope provided.

SCANNER BAR CODE

TAG ID: 12345678	Ticker: HINTX, HIVVX

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF. THE TRUSTEES RECOMMEND A VOTE FOR EACH PROPOSAL.

X Please mark votes as in this example.

Please mark your vote below in blue or black ink. Do not use red ink.

		FOR	WITHHOLD
1.	To elect five trustees to the Board of Trustees of the Trust

	(1) Thomas L. Hansberger	☐	☐

	(2) Kathryn B. McGrath	☐	☐

	(3) Edward M. Tighe	☐	☐

	(4) William F. Waters	☐	☐

	(5) Ramon Rodriguez	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To approve a new advisory agreement between Hansberger Institutional Series, on behalf of the International Value Fund and Hansberger Global Investors, Inc.	☐	☐	☐

If you should have any questions about the proxy material or the execution of your vote, simply call (800) 332-7449 between the hours of 10 a.m. and 10 p.m. Eastern Time. Representatives will be happy to assist you. Please have this proxy card available at the time of the call.

If any other matters properly come before the meeting about which the proxy holders were not aware prior to the time of the solicitation, authorization is given to the proxy holders to vote in accordance with the views of the management of the Fund thereto. Management is not aware of any such matters that may be brought before the Meeting.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

SCANNER BAR CODE

TAG ID: 12345678	CUSIP: